UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 23, 2009
TIME WARNER CABLE INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33335	84-1496755

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
60 Columbus Circle, New York, New York 10023
(Address of principal executive offices)     (Zip Code)
Registrant’s telephone number, including area code: (212) 364-8200
Not Applicable

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
     On March 26, 2009, Time Warner Cable Inc. (the “Company”) completed its offering of $3.0 billion in aggregate principal amount of senior unsecured notes consisting of $1.0 billion principal amount of 7 1/2% notes due 2014 (the “2014 Notes”) and $2.0 billion principal amount of 8 1/4% notes due 2019 (the “2019 Notes” and, together with the 2014 Notes, the “Debt Securities”) (the “March 2009 Offering”). The Debt Securities are guaranteed by Time Warner Entertainment Company, L.P. and TW NY Cable Holding Inc., each a wholly owned subsidiary of the Company (collectively, the “Guarantors”). In connection with the offering, on March 23, 2009, the Company and the Guarantors entered into an Underwriting Agreement (the “Underwriting Agreement”) with Banc of America Securities LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., UBS Securities LLC and Wachovia Capital Markets, LLC, as representatives of the underwriters listed on Schedule II thereto (collectively, the “Underwriters”). The Underwriting Agreement contains customary representations, covenants and indemnification provisions. The offering of the Debt Securities was registered under the Securities Act of 1933, as amended, pursuant to a registration statement on Form S-3 (File No. 333-151671) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) on June 16, 2008. The terms of the Debt Securities are described in the Company’s Prospectus dated June 16, 2008, as supplemented by a final Prospectus Supplement dated March 23, 2009, as filed with the Commission on March 24, 2009. A copy of the Underwriting Agreement is attached as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated by reference into this Report and the Registration Statement.
     The Debt Securities were issued pursuant to an Indenture, dated as of April 9, 2007, as amended and supplemented (the “Indenture”), by and among the Company, the Guarantors and The Bank of New York Mellon, as trustee. The Indenture was previously described in, and included as an exhibit to, the Company’s Current Report on Form 8-K dated April 4, 2007, which was filed with the Commission on April 9, 2007.
     The 2014 Notes will mature on April 1, 2014 and the 2019 Notes will mature on April 1, 2019. The 2014 Notes will bear interest at a rate of 7 1/2% per year and the 2019 Notes will bear interest at a rate of 8 1/4% per year. Interest on the 2014 Notes and the 2019 Notes will be payable semi-annually in arrears on April 1 and October 1 of each year, beginning on October 1, 2009. The Debt Securities are unsecured senior obligations of the Company and rank equally with its other unsecured and unsubordinated obligations. The guarantees of the Debt Securities are unsecured senior obligations of the Guarantors and rank equally in right of payment with all other unsecured and unsubordinated obligations of the Guarantors.
     The Debt Securities may be redeemed in whole or in part at any time at the Company’s option at a redemption price equal to the greater of (i) 100% of the principal amount of the Debt Securities being redeemed and (ii) the sum of the present values of the remaining scheduled payments on the Debt Securities discounted to the redemption date on a semi-annual basis at a government treasury rate plus 50 basis points for each of the 2014 Notes and the 2019 Notes as further described in the Indenture and the Debt Securities, plus, in each case, accrued but unpaid interest to the redemption date.
     The Indenture contains customary covenants relating to restrictions on the ability of the Company or any material subsidiary to create liens and on the ability of the Company and the Guarantors to consolidate, merge or convey or transfer substantially all of their assets. The Indenture also contains customary events of default. The forms of the Debt Securities are attached as Exhibits 4.1 and 4.2 to this Report and are incorporated by reference into this Report and the Registration Statement.

     Certain of the Underwriters or their affiliates have performed and may, from time to time in the future, engage in transactions with or perform commercial and investment banking and advisory services for the Company and its affiliates and/or are lenders under the Company’s bank credit facilities, for which they have received or will receive customary fees and expenses.
     The Company used $1.934 billion of the net proceeds from the issuance of the Debt Securities to repay all of the borrowings outstanding and all other amounts due under the 2008 Bridge Facility (defined below), which the Company used to fund, in part, a special cash dividend paid on March 12, 2009 to the Company’s stockholders of record on March 11, 2009 (the “Special Dividend”). The Company used the net proceeds in excess of $1.934 billion to repay borrowings outstanding under its $6.0 billion senior unsecured five-year revolving credit facility.

Item 1.02	Termination of a Material Definitive Agreement
     On June 30, 2008, the Company, as borrower, entered into a 364-day senior unsecured term loan facility (the “2008 Bridge Facility”) in an aggregate principal amount of $9.0 billion with the lenders from time to time party thereto, Deutsche Bank AG New York Branch, as administrative agent, The Royal Bank of Scotland plc and Fortis Bank SA/NV New York Branch, as Tranche I co-syndication agents, Mizuho Corporate Bank, Ltd. and Sumitomo Mitsui Banking Corporation, as Tranche I co-documentation agents, Deutsche Bank Securities Inc. and RBS Greenwich Capital, as Tranche I joint-lead arrangers and joint bookrunners, BNP Paribas Securities Corp., The Bank of Tokyo-Mitsubishi UFJ, Ltd. New York Branch and Citibank, N.A., as Tranche II co-syndication agents, Bank of America, N.A. and Wachovia Bank, National Association, as Tranche II co-documentation agents, and BNP Paribas Securities Corp. and The Bank of Tokyo-Mitsubishi UFJ, Ltd. New York Branch, as Tranche II joint-lead arrangers and joint bookrunners, in order to finance, in part, the Special Dividend. As a result of the Company’s public debt offerings in June 2008 and November 2008, in which the Company issued, in total, $7.0 billion in aggregate principal amount of senior unsecured notes and debentures, and an amendment on March 2, 2009 to the 2008 Bridge Facility to terminate Lehman Brothers Commercial Bank’s $138 million commitment thereunder, commitments under the 2008 Bridge Facility were reduced to $1.932 billion. On March 12, 2009, the Company borrowed the full committed amount of $1.932 billion under the 2008 Bridge Facility in order to fund, in part, the Special Dividend. As described in Item 1.01 above, on March 26, 2009, the Company used $1.934 billion of the net proceeds from the March 2009 Offering to repay all of the borrowings outstanding and all other amounts due under the 2008 Bridge Facility and such facility was terminated by the parties thereto in accordance with its terms. No early termination fees were incurred by the Company in connection with such termination.
     Certain of the lenders under the 2008 Bridge Facility or their affiliates have performed and may, from time to time in the future, engage in transactions with or perform commercial and investment banking and advisory services for the Company and its affiliates and/or are lenders under the Company’s bank credit facilities, for which they have received or will receive customary fees and expenses.
     On December 10, 2008, the Company (as borrower) and Time Warner Inc. (“Time Warner”) (as lender) entered into a $1.535 billion credit agreement (the “Supplemental Credit Agreement”) for a two-year senior unsecured supplemental term loan facility (the “Supplemental Credit Facility”) under which the Company was permitted to borrow only to repay amounts outstanding at the final maturity of the 2008 Bridge Facility, if any. As a result of the March 2009 Offering and the termination of the 2008 Bridge Facility, on March 26, 2009, the Company terminated Time Warner’s commitments under the Supplemental Credit Facility, and the Supplemental Credit Agreement was terminated in accordance with its terms. No early termination fees were incurred by the Company in connection with such termination.
     Prior to the legal and structural separation of the Company from Time Warner on March 12, 2009, the financial results of the Company’s operations were consolidated by Time Warner.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit
No.	Description

1.1	Underwriting Agreement, dated March 23, 2009, among the Company, the Guarantors and Banc of America Securities LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., UBS Securities LLC and Wachovia Capital Markets, LLC, on behalf of themselves and as representatives of the underwriters listed in Schedule II thereto.

4.1	Form of 7 1/2% Notes due 2014.

4.2	Form of 8 1/4% Notes due 2019.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIME WARNER CABLE INC.
By:	/s/ Robert D. Marcus
	Name:	Robert D. Marcus
	Title:	Senior Executive Vice President and Chief Financial Officer

Date: March 26, 2009

Exhibit Index

Exhibit
No.	Description

1.1	Underwriting Agreement, dated March 23, 2009, among the Company, the Guarantors and Banc of America Securities LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., UBS Securities LLC and Wachovia Capital Markets, LLC, on behalf of themselves and as representatives of the underwriters listed in Schedule II thereto.

4.1	Form of 7 1/2% Notes due 2014.

4.2	Form of 8 1/4% Notes due 2019.